Exhibit 5.1

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Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR	020 7418 1300 tel 020 7418 1400 fax

13 October 2020

Royalty Pharma plc

The Pavilions

Bridgwater Road

Bristol BS13 8AE

United Kingdom

Ladies and Gentlemen

Royalty Pharma plc (the “Company”) – Registration Statement on Form S-1

We have acted as advisers as to English law to the Company, a public limited company incorporated under the laws of England and Wales with company number 12446913, in connection with the Registration Statement on Form S-1 (as amended through the date hereof, the “Registration Statement”) filed by the Company on 13 October 2020 with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for the offering of class A ordinary shares (the “Shares”) in the capital of the Company (the “Offering”).

Scope

This opinion is confined to matters of English law as at the date of this opinion, and this opinion and any non-contractual obligations arising out of or in relation to it are governed by and shall be construed in accordance with English law. Accordingly, we express no opinion with regard to any system of law other than English law as currently applied by the English courts. In particular, we express no opinion on European Union law as it applies to any jurisdiction other than England and Wales, the federal laws of the United States of America or the laws of the State of New York. To the extent that any such laws or the laws of any other jurisdiction may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

By accepting this opinion you irrevocably agree and accept that the courts of England shall have exclusive jurisdiction to hear and determine any dispute or claim arising out of or in connection with this opinion or its formation, including without limitation, (i) the creation, effect or interpretation of, or the legal relationships established by, this opinion and (ii) any non-contractual obligations arising out of or in connection with this opinion.

We assume no obligation to notify you of any future changes in law (including any changes occurring as a result of the United Kingdom withdrawing from the European Union), which may affect the opinions expressed herein, or otherwise to update this opinion in any respect.

Davis Polk & Wardwell London LLP is a limited liability partnership formed under the laws of the State of New York,

USA and is authorised and regulated by the Solicitors Regulation Authority with registration number 566321.

Davis Polk includes Davis Polk & Wardwell LLP and its associated entities.

Royalty Pharma plc	2	13 October 2020

Opinion

On the basis of our examination of the documents listed in Schedule 1 to this opinion and the other matters referred to above, and subject to the assumptions set out in Schedule 2 to this opinion, the qualifications set out in Schedule 3 to this opinion and any matters not disclosed to us, we are of the opinion that the Shares were or will be duly and validly issued and non-assessable when (i) issued against receipt of the consideration therefor in accordance with the terms of the Exchange Agreement or against receipt of an amount of “cash consideration” therefor (as such term is defined in section 583(3) of the Companies Act 2006) of not less than the nominal value of each such Share and in each case in accordance with the articles of association of the Company, and (ii) valid entries in the books and registers of the Company were or shall have been made.

For the purposes of this opinion, the term “non-assessable” in relation to the Shares, which has no recognised meaning in English law, means that, under the Companies Act 2006, the articles of association of the Company and any resolution taken under the articles of association of the Company approving the issue of the Shares, no holder of such Shares is liable, by reason solely of being a holder of such Shares, for additional payments or calls for further funds by the Company or any other person.

General

This opinion is addressed to you in relation to the Registration Statement and may not be used or relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to Davis Polk & Wardwell London LLP under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Capitalised terms used in this opinion shall, unless otherwise defined, have the meaning given to them in the Schedules to this opinion.

Yours faithfully /s/ Davis Polk & Wardwell London LLP

Royalty Pharma plc	3	13 October 2020

SCHEDULE 1

DOCUMENTS EXAMINED

For the purposes of this opinion, we have examined the following documents:

1.	a copy of the Registration Statement filed with the SEC on 13 October 2020;

2.

a draft of the underwriting agreement referred to in the prospectus which is a part of the Registration Statement, to be entered into by the Company in connection with the Offering (the “Underwriting Agreement”);

3.	a copy of the executed English law governed exchange agreement dated 16 June 2020 between, inter alia, the Company and Royalty Pharma Holdings Ltd (the “Exchange Agreement”);

4.	a certificate from the general counsel of the Company dated 13 October 2020 (the “Certificate”) having attached to it, inter alia:

(a)	a copy of the certificate of incorporation of the Company, certified to be a true and correct copy;

(b)	a copy of the certificate of incorporation on re-registration as a public limited company of the Company, certified to be a true and correct copy;

(c)	a copy of the articles of association of the Company adopted with effect from 16 June 2020, certified to be a true and correct copy;

(d)	a copy of the resolutions passed by the shareholders of the Company at a general meeting of the Company held on 13 June 2020, certified to be a true and correct copy;

(e)	a copy of the written resolutions of the Board of Directors of the Company dated 7 June 2020 (the “Board Resolutions”), certified to be a true and correct copy;

(f)	a copy of the written resolutions of a committee of the Board of Directors of the Company dated 15 June 2020 (the “Committee Resolutions”), certified to be a true and correct copy; and

(g)	a copy of an extract from the minutes of a meeting of the Board of Directors of the Company held on 8 October 2020 (the “Board Minutes”), certified to be a true and correct copy;

5.	the results of an on-line search of the entries shown on the Companies House Direct online service on 12 October 2020 with respect to the Company (the “Company Search”); and

6.	the results of a telephone search with the Companies Court in London of the Central Index of Winding Up Petitions on 12 October 2020 with respect to the Company (the “Central Registry Search”),

and we have relied upon the statements as to factual matters contained in or made pursuant to each of the above-mentioned documents and search results.

Except as stated above we have not examined any contracts, instruments or other documents or any corporate records of any party and have not made any other enquiries.

Royalty Pharma plc	4	13 October 2020

SCHEDULE 2

ASSUMPTIONS

For the purposes of this opinion, we have assumed:

1.	all documents submitted to us as originals are authentic and complete;

2.

all documents submitted to us as copies, whether in physical or electronic form, conform to authentic, complete originals and, where a document (including, without limitation, the Underwriting Agreement) has been examined by us in draft or specimen form, it will be or has been executed, in the form of that draft or specimen;

3.	all signatures (whether in physical or electronic form), stamps and seals on all documents that we reviewed are genuine;

4.	the capacity, power and authority to execute, deliver and perform each of the documents listed in Schedule 1 to this opinion by or on behalf of each of the parties to such documents;

5.

none of the documents examined by us has been amended or modified in any way, and there are no other arrangements or course of dealings which modify, supersede or otherwise affect any of the terms thereof, and no unknown facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in Schedule 1 to this opinion or which have not been disclosed to us that may affect the conclusions in this opinion;

6.

the Underwriting Agreement will, when executed, be valid and binding on each party to it under the laws of the State of New York and that the words and phrases used in the Underwriting Agreement have the same meaning and effect as they would have if it were governed by English law;

7.	the Exchange Agreement constitutes legal, valid and binding obligations of each party to it enforceable under all applicable laws;

8.	in relation to the Company:

(a)

that the general meeting of the Company referred to in paragraph 4(d) of Schedule 1 to this opinion was duly convened and held on the date specified, a quorum of shareholders was present throughout, and the resolutions in the form referred to in paragraph 4(d) of Schedule 1 to this opinion were duly passed at such meeting and have not been amended, revoked or rescinded and are in full force and effect, and that all filings required to be filed with the Registrar of Companies in connection therewith have been filed with the Registrar of Companies within the relevant statutory time limits;

(b)

that the Board Resolutions, the Committee Resolutions and the Board Minutes referred to in paragraphs 4(e), 4(f) and 4(g) of Schedule 1 to this opinion are complete and correct, and that no amendment has been made thereto;

(c)

that the Board Resolutions and the Committee Resolutions were properly passed as written resolutions in accordance with the articles of association of the Company, that all relevant policies and procedures of the Company were complied with, that all relevant provisions of the Companies Act 2006 and the articles of association of the Company were duly observed, and that such resolutions have not been amended, revoked or rescinded and are in full force and effect; and

Royalty Pharma plc	5	13 October 2020

(d)

that the meeting of the board of directors of the Company referred to in the Board Minutes was properly constituted and convened, that all relevant policies and procedures of the Company were complied with, that a quorum of properly appointed directors of the Company (holding the necessary offices and meeting the other requirements for the purposes of forming a quorum) was present throughout, that the resolutions referred to therein were properly passed at such meeting, that all relevant provisions of the Companies Act 2006 and the articles of association of the Company were duly observed, and that such resolutions have not been amended, revoked or rescinded and are in full force and effect;

9.	each of the statements contained in the Certificate is true and correct as at the date of the Certificate and as at the date hereof and will be as at the time of the allotment and issue of any Shares;

10.

the directors of the Company and the members of the Committee acted in good faith and in accordance with their duties under all applicable laws and the articles of association of the Company in approving the matters the subject of the Board Resolutions, the Committee Resolutions and the Board Minutes referred to in paragraphs 4(e), 4(f) and 4(g) of Schedule 1 to this opinion;

11.

that immediately prior to the allotment and issue of Shares, the directors of the Company did or will have sufficient authorities and powers conferred upon them under section 551 of the Companies Act 2006 and under section 570 or section 571 of the Companies Act 2006 to allot and issue such Shares in each case in compliance with Part 17 of the Companies Act 2006, and the directors of the Company did not and shall not allot or issue (or purport to allot or issue) Shares in excess of such authorities and powers or in breach of any other limitation on their ability duly and properly to allot and issue any of the Shares;

12.

that the name of the relevant allottees and the Shares allotted have been or will be duly entered in the register of members of the Company and all filings required to be filed with the Registrar of Companies or otherwise in connection therewith have been or will be filed within, in each such case, the relevant time limits;

13.

the information revealed by the Company Search (i) was accurate in all respects and has not since the time of such search been altered, and (ii) was complete and included all relevant information which should properly have been submitted to the Registrar of Companies;

14.	the information revealed by the Central Registry Search was accurate in all respects and has not since the time of such enquiry been altered;

15.

no foreign law which may apply with respect to the Exchange Agreement or otherwise in connection with the subject matter of this opinion would be such as to affect any of the conclusions stated herein;

16.

the Exchange Agreement has been performed in accordance with its terms and has not been amended or modified in any way, and there are no other arrangements nor any course of dealings which modify, supersede or otherwise affect any of the terms of the Exchange Agreement, and no unknown facts or circumstances which are not apparent from the face of the Exchange Agreement which may affect the conclusions in this opinion;

17.

none of the documents examined by us has been amended or modified in any way, and there are, and will be, no other arrangements nor any course of dealings which modify, supersede or otherwise affect any of the terms thereof, and no unknown facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in Schedule 1 to this opinion or which have not been disclosed to us that may affect the conclusions in this opinion;

Royalty Pharma plc	6	13 October 2020

18.

each of the Company and each other person involved in the Offering has complied with and will comply with all applicable provisions of Regulation (EU) No 596/2014 on market abuse (“MAR”), Regulation (EU) No. 2017/1129 (the “Prospectus Regulation”), the Financial Services and Markets Act 2000 (the “FSMA”), the Financial Services Act 2012 (the “FSA”) and the Alternative Investment Fund Managers Regulations (SI 2013/1773) (the “AIFM Regulations”), and any regulations made under any of MAR, the Prospectus Regulation, the FSMA, the FSA and the AIFM Regulations with respect to anything done or to be done by it in connection with the Shares, any other securities of the Company, any of the documents listed in Schedule 1 to this opinion or the offer or issue of ordinary shares in the capital of the Company in, from, or otherwise involving the United Kingdom including, without limitation, Article 14 (prohibition of insider dealing etc.) and Article 15 (prohibition of market manipulation) of MAR, section 19 (the general prohibition) and section 21 (restrictions on financial promotion) of the FSMA, section 89 (misleading statements), section 90 (misleading impressions) and section 91 (misleading statements etc in relation to benchmarks) of the FSA, and Article 59 (marketing under Article 42 of the Directive) of the AIFM Regulations; and

19.

each person who is a party to the Exchange Agreement or otherwise involved in the Offering has complied and will continue to comply with all applicable anti-corruption, anti-money laundering, anti-terrorism, sanctions and human rights laws and regulations and that the performance and enforcement of the Exchange Agreement is consistent therewith.

Royalty Pharma plc	7	13 October 2020

SCHEDULE 3

QUALIFICATIONS

Our opinion is subject to the following qualifications:

1.

the Company Search is not capable of revealing conclusively whether or not, inter alia, (i) a winding-up order has been made or a resolution passed for the winding up of a company; or (ii) an administration order has been made; or (iii) a receiver, administrative receiver, administrator or liquidator has been appointed; or (iv) a court order has been made under the Cross-Border Insolvency Regulations 2006, since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the electronic records of the relevant company immediately. In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

2.

the Central Registry Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court; (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order; and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted;

3.

this opinion is subject to all applicable laws relating to bankruptcy, insolvency, liquidation, administration, voluntary arrangement, scheme of arrangement, moratorium, reorganisation, rescheduling, fraudulent transfer, preference, transactions at undervalue or other laws of general application relating to or affecting the rights of creditors;

4.

we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law or the reasonableness of any statement or opinion or intention contained in or relevant to the Registration Statement or any other document referred to therein, or that no material facts have been omitted therefrom; and

5.

we express no opinion as to whether the Registration Statement (or any part of it) contains all the information required to be contained in it or whether the persons responsible for the Registration Statement have discharged their obligations thereunder.